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                                  EXHIBIT 10.24

                               CHEMED CORPORATION

                            EXCESS BENEFIT PLAN NO. 1

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                                TABLE OF CONTENTS
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INTRODUCTION...................................................................................          1
   1.       Purpose of the Plan................................................................          1
   2.       Definitions........................................................................          1
   3.       Administration.....................................................................          3
   4.       Participation......................................................................          4
   5.       Contributions......................................................................          4
   6.       Reserve Fund; Participant Accounts.................................................          5
   7.       Benefit Amounts....................................................................          5
   8.       Vesting............................................................................          7
   9.       In-Service Withdrawals.............................................................          7
   10.      Distribution of Benefits; Beneficiary..............................................          8
   11.      General Provisions.................................................................          9
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                               CHEMED CORPORATION
                            EXCESS BENEFIT PLAN NO. 1

                             As Amended and Restated
                             Effective June 1, 2001

INTRODUCTION

         The Chemed Corporation Excess Benefit Plan No.1 (f/k/a The Chemed Corporation Excess Benefit Plan) is hereby amended and restated in its entirety effective June 1, 2001. This amendment and restatement shall not decrease or otherwise adversely affect any Participant's Benefit Amounts accrued as of June 1, 2001.

1.       Purpose of the Plan

         To induce the employment or continued employment of key employees and to enable the Company and its Subsidiaries to compete with other corporations offering comparable benefits in obtaining and retaining the services of competent executives, in order that the interests of the Company and its Subsidiaries may be advanced.

2.       Definitions

         Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this section.

                  (a) "Base Plans" - The Savings & Retirement Plan and the Employee Stock Ownership Plans I and II.

                  (b)      "Beneficiary" - As defined in Section 10.3.

                  (c)      "Benefit Amounts" - As described in Section 7.

                  (d) "Board of Directors" - The Board of Directors of the Company.

                  (e) "Code" - The Internal Revenue Code of 1986, as amended.

                  (f) "Committee" - The Committee designated to administer the Plan pursuant to the provisions of Section 3.

                  (g) "Company" - Chemed Corporation, a Delaware corporation.

                  (h)      "Earnings (Loss) Factor" - As described in Section
                           7.2.

                  (i) "Eligible Employee" - A management or highly compensated Employee other than a Union Employee who (i) participates in or who, but for the section 415 limitations of the Code, would participate in, any one or more of the Base Plans, and (ii) is designated by the Committee from time

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                  to time as eligible to participate in the Plan. Such
                  designation may be revoked at any time if the Committee determines that the Employee ceases to be a management or highly compensated Employee.

                  (j) "Employee" - Any person who is employed by the Company or a Subsidiary.

                  (k) "Employee Stock Ownership Plans I and II" - The Chemed Employee Stock Ownership Plan I, adopted effective November 1, 1987, as amended, and the Chemed Employee Stock Ownership Plan II, adopted effective August 1, 1988, as amended.

                  (l) "Excess Benefit Plan" or "Plan" - The Excess Benefit Plan of the Company herein set forth as the same may from time to time be amended.

                  (m) "Excess Benefit Plan Statement" - The quarterly statement provided to a Participant pursuant to Section 6.3.

                  (n) "General Pension Plan" - The Chemed General Pension Plan, as amended. The General Pension Plan was terminated effective October 31, 1985.

                  (o) "General Retirement Plan" - The Chemed General Retirement Plan adopted effective January 1, 1984, as amended. The General Retirement Plan was merged into the Savings & Retirement Plan effective January 1, 1999.

                  (p) "Participant" - Each Eligible Employee who joins and participates in the Plan.

                  (q) "Permanent Disability" - Disability retirement from employment by the Company due to a physical or mental disability which permanently disables the Employee from performing the customary duties of his regular job with the Company.

                  (r)      "Plan Year" - The calendar year.

                  (s) "Retirement" - Any of (a) normal retirement from employment by the Company or a Subsidiary at age 65; (b) early retirement from employment by the Company or a Subsidiary from age 55 to age 65 with not less than 10 Years of Service; (c) postponed retirement from employment by the Company after age 65.

                  (t) "Roto-Rooter Deferred Compensation Plan No. 1" - The Roto-Rooter Deferred Compensation Plan No 1, as amended.

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                  (u)      "Roto-Rooter Retirement and Savings Plan" - The
                  Roto-Rooter Retirement and Savings Plan, as amended. The Roto-Rooter Retirement and Savings Plan was merged into the Savings and Retirement Plan effective January 1, 1999.

                  (v) "Savings & Retirement Plan" - The Chemed/Roto-Rooter Savings & Retirement Plan, adopted effective July 1, 1971, as amended.

                  (w) "Severance" - Termination of employment with the Company or a Subsidiary under any circumstances other than death, Retirement or Permanent Disability.

                  (x) "Subsidiary" - A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

                  (y) "Union Employee" - An Employee with respect to whom compensation, hours of work, or conditions of employment are determined through collective bargaining with a recognized bargaining agent.

                  (z) "Valuation Date" - The last business day of each month or more frequently as determined by the Committee.

                  (aa) "Value of Account" - The value of the amounts credited to an account of a Participant as of a Valuation Date.

3.       Administration

                  (a) The Plan shall be administered by the Company's Benefit Plan Committee. Each member of the Committee who is also a Participant in the Plan shall abstain from voting or participating in any decision with respect to such Participant's Accounts under the Plan, including but not limited to, approval of the Participant's directed investments under section 7.2(c).

                  (b) The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations, subject to the provisions of the By-Laws of the Company, shall be binding and conclusive upon the Company, each Subsidiary, its shareholders, Employees, Participants, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

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                  (c)      Any action required or permitted to be taken by the
                  Committee under this Plan may be taken in accordance with the By-Laws of the Company even though, because of a vacancy or vacancies as a result of resignations or otherwise, the total number of directors who are then members of the Committee shall be less than three.

                  (d) Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

4.       Participation

         4.1 General. Each Eligible Employee who was a Participant in the Plan as of June 1, 2001 shall remain a Participant under the terms of the Plan. In addition, each Eligible Employee for whom or in respect of whom benefits payable from or contributions by the Company or a Subsidiary to any of the Base Plans shall have been limited, restricted or otherwise less than the benefits payable from or contributions by the Company or a Subsidiary pursuant to the general terms and provisions of such plans by reason of the application of benefit and/or contribution limitations imposed by the Code and/or the regulations issued thereunder, or any comparable law which may hereafter be enacted including any regulations issued thereunder, shall be a Participant in the Plan. The personnel, payroll and other records of the Company or any Subsidiary shall be conclusive evidence for the purpose of determining all matters relating to benefits under this Plan.

         4.2 Participation Date. Each Participant shall be deemed to have commenced his participation in the Plan effective on the first day of the Plan Year during which he became a Participant.

         4.3 Continuance of Participation. Each Participant's participation in the Plan shall continue until the first to occur of the following events:

                  (a)      his death;

                  (b)      his Severance;

                  (c)      his Retirement;

                  (d)      his Permanent Disability; or,

                  (e)      termination of the Plan.

5.       Contributions

         5.1 Participants' Contributions. Each Participant shall be entitled to make salary reduction contributions to the Plan. As of each Valuation Date, there will be credited to the account of each such Participant the amount elected by the Participant pursuant to a salary reduction agreement executed by the Participant. Such salary reduction contributions shall commence with the first payment of

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         compensation made after the date on which such salary reduction election is effective.

         5.2 Company Contributions. No contributions to a separate trust shall be required to be made by the Company or any Subsidiary for the purpose of establishing a fund for the payment of benefits to any Participant or Beneficiary under this Plan. Instead, all such accrued benefits, whether or not currently payable, shall be paid when due from the general funds of the Company or from a grantor trust or series of grantor trusts established for this purpose.

6.       Reserve Fund; Participant Accounts

         6.1 General Fund. The Company shall establish on its books of account a reserve fund equal to the present value of all benefits currently accrued in favor of Participants pursuant to the Plan. The amount of such reserve fund shall, at all times, be considered as a general obligation of the Company in favor of all Participants generally.

         6.2 Participant Accounts. The Company shall establish for each Participant a separate account or accounts to which shall be credited monthly all Benefit Amounts pursuant to Section 7.1 plus or minus the Earnings (Loss) Factor as to each such account pursuant to Section 7.2.

         6.3 Statements of Participant's Accounts. The Committee shall, as soon as practicable after the end of each calendar quarter, cause to be delivered or mailed to each Participant having an account balance a statement (the "Excess Benefit Plan Statement") setting forth the status of the account of such Participant as of the end of such quarter. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Committee within 30 days after the mailing thereof.

7.       Benefit Amounts

         7.1 Benefit Amounts. The Benefit Amounts credited to the account of each Participant shall consist of the following amounts:

                  (a) As to the General Pension Plan for Plan Years thereunder prior to 1984 - An amount necessary to fund the present value of the additional accrued benefit of the Participant (including his beneficiaries) under such plan as at December 31, 1983 which, but for the annual benefit limitations as set forth in Section 415 of the Code, would have been provided to the Participant or his beneficiaries pursuant to the stated terms and provisions of such plan. In determining the amount, as above, all actuarial assumptions applicable to such plan on December 31, 1983 shall be utilized.

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                  (b)      As to each of the Base Plans - the amount by which
                  all Company contributions to the account (or accounts) of the Participant for each month of each Plan Year under each such plan is less than the amount which would have been so contributed by the Company or a Subsidiary without regard to
                  (i) the annual contribution limitations as set forth in
                  Section 415 of the Code, (ii) the actual deferral percentage limitation imposed upon "highly compensated employees' (as defined and applied in Section 401(k)(3)(a)(ii) of the Code),
                  (iii) the limitation on compensation as set forth in Section 401(a)(17) of the Code, (iv) the contribution percentage requirement as set forth in Section 401(m) of the Code and (v) any amounts contributed to the Chemed Corporation Deferred Compensation Plan; provided, however, that all or any portion of the amount to be credited under (b)(i) above may instead be credited to the Participant under the Roto-Rooter Deferred Compensation Plan No. 1, as determined in the sole discretion of the Company.

                  (c) The amount of the salary reduction contributions made by the Participant pursuant to Section 5.1.

         7.2 Earnings (Loss) Factor. In addition to the Benefit Amount(s) which may be credited to each Participant's account under this Plan, there shall be credited or debited monthly an Earnings (Loss) Factor amount computed as follows:

                  (a) As to each Participant's account in respect of the Savings & Retirement Plan - an amount determined by application of the percentage of investment earnings (or investment loss) experienced by the Chemed Stock Fund of such plan during the preceding month to the aggregate amount then credited to the Participant's account hereunder pursuant to subsection (b) of Section 7.1.

                  (b) As to each Participant's account in respect of the Employee Stock Ownership Plans I and II - an amount equal to the actual investment earnings (or investment loss) experienced by assets credited to the Participant's account hereunder including Chemed stock and investments allocated pursuant to subsection (d) of this Section 7.2.

                  (c) As to each Participant's account in respect of the General Retirement Plan - an amount equal to the actual investment earnings (or investment loss) experienced by assets credited to the Participant's Employee Contribution Account under the Savings & Retirement Plan.

                  (d) As to each Participant's account in respect of the Participant's salary reduction contributions pursuant to
                  Section 5.1 an amount equal to the actual investment earnings (or investment loss) experienced by assets credited to the Participant's account hereunder including the investments allocated pursuant to subsection (e) of this Section 7.2.

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                  (e)      Notwithstanding any provision herein to the contrary,
         a Participant may direct the investment of the Participant's account in respect of the Employee Stock Ownership Plans I and II, and in respect of the Participant's salary reduction contributions, provided such directed investments shall be subject to (i) restrictions and procedures established by the Committee and limited to the investment funds then offered under the Savings & Retirement Plan and/or such other fund(s) as may be selected by the Committee, and (ii) the approval of the Committee.

8.       Vesting

         8.1 Full Vesting. Participants will have a fully vested interest in amounts credited to their accounts hereunder upon Retirement, Severance while eligible for Retirement, Permanent Disability or upon death prior to Retirement or Permanent Disability.

         8.2 Partial Vesting. Participants hereunder who are not fully vested pursuant to Section 8.1 will have their vested interest in amounts credited to their accounts determined to the same extent as if such amounts had been contributed to their accounts under each of the Base Plans.

         8.3 Forfeitures. If a Participant's employment by the Company shall terminate for any reason other than death, Permanent Disability, Retirement or Severance while eligible for Retirement, he shall forfeit the unvested portion of his accounts in the Plan. All amounts so forfeited shall revert to the credit of the Company.

9.       In-Service Withdrawals

         A Participant who has attained age 65 and who is concurrently effecting a withdrawal of his entire account balance under any or all of the Base Plans may request to withdraw all or such portion of his accounts established under this Plan in respect of the Base Plan(s) under which he is effecting a concurrent withdrawal as the Participant shall so request, but the amount of any such withdrawal shall be limited and restricted to the same extent and to the same circumstances as would otherwise be permitted under the terms and provisions of the applicable Base Plan(s); provided, however, that (a) such request shall be subject to the consent of the Committee in its sole and absolute discretion and
         (b) the consent of the Participant's spouse or any other person shall not be required as to any withdrawal under this Plan.

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10.      Distribution of Benefits; Beneficiary

         10.1     Time of Payment.

                  (a) The Benefit Amounts shall become payable upon the later of (i) the Participant's termination of employment with the Company or Subsidiary or (ii) the date selected by the Participant ("Payment Date"). The vested portion of the Benefit Amounts shall be valued and paid to the Participant or his Beneficiary commencing as of the Valuation Date coinciding with or next following the Payment Date. The Payment Date shall not be subject to modification unless one of the following events occurs:

                           (1) The Participant makes an election to change the Payment Date which is then in effect ("Modified Payment Date") provided that any such subsequent election must occur (i) no earlier than 1 year after the date on which the election then in effect was made and (ii) no less than 2 years prior to the Payment Date then in effect.

                           (2) The Committee, in its sole and absolute discretion, consents to the Participant's election of a Modified Payment Date.

                           (3) The Participant elects a Modified Payment Date and the election does not satisfy (1) or (2) above. In such event, the Participant's accounts under the Plan shall be reduced by an amount equal to 10% of the value of such accounts as of the Valuation Date coincident with or next following the Modified Payment Date.

                  (b) All elections available to the Participant hereunder shall also be available to the Participant's Beneficiary upon the Participant's death.

         10.2 Form of Payment. All Benefit Amounts shall be paid in one lump sum in cash except as provided below. Any vested amounts payable from the Participant's account in respect of the Savings & Retirement Plan shall be paid in whole shares of Chemed stock credited to the Participant's account(s) plus cash in lieu of any fractional shares of Chemed stock. Any vested amounts payable from the Participant's account in respect of the Employee Stock Ownership Plans I and II shall be paid in whole shares of Chemed stock credited to the Participant's account(s) with the remaining amount to be paid in cash, including cash in lieu of any fractional shares of Chemed stock.

         10.3 Beneficiary. As used herein the term "Beneficiary" of a Participant shall mean the person or persons (which may include, without limitation, the Participant's estate or one or more trusts or other entities) designated by such Participant in a "Designation of Beneficiary" form filed with the Company pursuant to this Plan or, if no such form has been so filed, then the term

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         "Beneficiary" of a Participant shall mean the person or persons (which may include, without limitation, the Participant's estate or one or more trusts or other entities) designated by such Participant as his Beneficiary pursuant to the provisions of each of the Base Plan. In the event the Participant has designated a different Beneficiary(ies) under each of said plans, then the Beneficiary under this Plan with respect to amounts contributed to this Plan in respect of each of the Base Plans shall be the Participant's Beneficiary(ies) designated under each of the Base Plans, as the case may be. For this purpose, amounts contributed by the Participant pursuant to Section 5.1 shall be considered to be in respect of the Savings & Retirement Plan. Such "Designation of Beneficiary" form pursuant to this Plan shall be in such form as the Committee may from time to time prescribe or accept. A Participant may at any time change any such Designation of Beneficiary by filing a new form with the Company. If a Participant has not made any such designation, or if any such Beneficiary shall not have survived the Participant, or if any such designation shall not be effective, "Beneficiary" shall mean the Participant's estate. In the event the Company has any doubt as to the proper person or persons entitled to receive payments due hereunder, the Company shall have the right to withhold such payments until the matter is decided by a court of competent jurisdiction.

11.      General Provisions

         (a) Nothing in the Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or shall affect the rights of the Company or a Subsidiary to terminate the employment of any employee with or without cause.

         (b) The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or a Subsidiary determines it is required to withhold in connection with any payment hereunder.

         (c) Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, thrift, group insurance, stock purchase, stock bonus or stock option plan.

         (d) The Plan may be amended or terminated by the Board of Directors at any time in whole or in part provided, however, that no such amendment or termination shall adversely affect that portion of a Participant's account(s) hereunder which is fully vested. Upon termination of the Plan, all fully vested amounts credited to the Participant's account(s) as at the date of such termination shall be promptly paid to the Participant.

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         (e)      In the event any dispute pertaining to the Plan shall arise between the Company and an Employee (including a Participant) which shall not be resolved after good faith negotiation, either the Employee or the Company, or both, may submit the disputed issue to the Committee for resolution. All such submissions shall be in writing, addressed to the Secretary of the Committee and shall set forth the issue and all relevant facts known to the submitting party. The Committee may determine the issue in such manner as it shall determine and may (but need not) request the Employee and one or more representatives of the Company to appear before the Committee for the purpose of presenting such matters of fact as the Committee shall specify. The decision of the Committee as to any issue presented to it involving this Plan shall be conclusive and final and binding on all concerned parties, unless, within thirty days after receipt of the Committee's decision, the Employee files a written notice with the Secretary of the Committee requesting that the issue be presented to the Board of Directors for final resolution. As promptly thereafter as is reasonably practicable, the issue shall be presented to and resolved finally and conclusively by the Board of Directors based upon all facts presented to it by the Committee, the Company and the Employee.

         (f) The Company, in its sole discretion, may direct that the account(s) of a Participant be directly transferred to any other non-qualified deferred compensation plan and/or trust maintained by the Company. The Company, in its sole discretion, may also accept the direct transfer from another non-qualified deferred compensation plan and/or trust maintained by the Company of any cash or other assets held in such plan and/or trust for the benefit of a Participant. In the event of the acceptance of any such direct transfer, such cash and/or other assets shall be held in an account(s) for the benefit of the Participant.

                                   CERTIFICATE

         The undersigned, Secretary of Chemed Corporation, hereby certifies that the foregoing is a true and correct copy of Excess Benefit Plan No. 1 as amended in its entirety.

         Signed at Cincinnati, Ohio, as of this first day of June, 2001.

                                            /s/ Naomi C. Dallob
                                            ------------------------------------
                                            Naomi Dallob, Secretary

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